Exhibit 10.1

SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED JUNE 24, 2020, BY

AND BETWEEN CRYOMASS TECHNOLOGIES INC AND PHILIP BLAIR MULLIN

This Second Amendment to the Amended and Restated Employment Agreement by and between Cryomass Technologies Inc, a Nevada corporation, formerly known as Andina Gold Corp and, respectively, Redwood Green Corp (the “Employer”), and Philip Blair Mullin (“Employee”) (collectively, the “Parties”) dated June 24, 2020 (the “Agreement”), is made and effective as of this 10st day of July 2023 by and between the Parties (the “Second Amendment”).

W I T N E S S E T H:

WHEREAS, Employer and Employee of their own free will wish to amend the terms of the Agreement,

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.AMENDMENT OF SECTION 2.1 Annual Base Salary

Section 2.1 shall be replaced with the following: “Employee’s annual salary shall be $300,000 from the date of the Second Amendment (the “Base Salary”), which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but no less frequently than monthly. The Employee’s Base Salary will be reviewed by the Employer’s Board of Directors or the relevant Board of Directors committee not less frequently than at the end of each calendar year in connection with the Employee’s performance review and may be adjusted upward by the Employer at any time, but in no case can it be adjusted downward without the mutual agreement of the Parties.”

2. AMENDMENT OF SECTION 3 – TERM

Section 3 of the Agreement is amended to read: “Subject to the provisions of Section 5, the Employment Period for the Employee’s employment under this Agreement will be until July 10, 2025.”

3. All other terms and conditions related to the Employees employment with the Company remain the same.

4. MISCELLANEOUS.

a.	Effect of Amendment. Except as expressly amended hereby, the Agreement shall remain in full force and effect. Any reference to the Agreement contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

b.	Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL. This Amendment and the Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia (or, if subject matter jurisdiction in that court is not available, in any state court located within the County of Henrico, Virginia) over any dispute arising out of or relating to this Agreement. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in an applicable court described herein, and the parties agree that they shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party hereto has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section.

c.	Headings. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

d.	Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendment of the Agreement, and there are no other contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not specifically referred to or contained herein.

e.	Execution of Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Amendment may be delivered by electronic (including .pdf format) or facsimile transmission of an originally executed copy.

f.	Modification. No provision of this Amendment may be amended, changed, altered, modified, or waived except in writing signed by Employee and an authorized representative of the Company, which writing shall specifically reference this Amendment, the Agreement and the provision which the parties intend to waive or modify.

g.	Severability. Each provision, clause, and/or part of this Amendment is intended to be severable from the other. Therefore, if any provision, clause, or part of this Amendment, or the applications thereof under certain circumstances, is held invalid or unenforceable for any reason, the remainder of this Amendment, or the application of such provision, clause, or part under other circumstances, shall not be affected thereby to the extent permissible pursuant to the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CRYOMASS TECHOLOGIES INC

By:
	Name:	Christian Noël
	Title:	Chief Executive Officer

EMPLOYEE

Philip Blair Mullin

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